EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of W. R. Berkley Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William R. Berkley, Chairman of the Board and Chief Executive Officer of the Company, and Eugene G. Ballard, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William R. Berkley
___________________________

William R. Berkley
Chairman of the Board and Chief Executive Officer

/s/ Eugene G. Ballard
___________________________

Eugene G. Ballard
Senior Vice President - Chief Financial Officer and Treasurer

March 12, 2004

A signed original of this written statement required by Section 906 has been provided to W. R. Berkley Corporation (the "Company") and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.